Exhibit 99.01

TRUE NORTH FINANCIAL CORPORATION Announces Engagement of Financial Advisor to Evaluate Strategic Alternatives

August 30, 2011 -DELRAY BEACH, Fla.--TRUE NORTH FINANCIAL CORPORATION (the Company) today announced that it has retained CFCC Partners, LLC as its exclusive financial advisor to assist the Company in evaluating strategic alternatives to promote growth and enhance stability, including possible partnerships with the Company. The Company does not expect to announce or comment on developments with respect to this exploration of strategic alternatives until the Company’s board of directors has approved a specific alternative or has other reason to comment.

 “The improving demand for alternative investments combined with strong demand for income producing products makes it an opportune time to review the Company’s strategic plans,” said Steve Levenson, President and CEO of the Company. “We look forward to working with CFCC Partners, utilizing their corporate experience to assist in positioning the Company for growth.”

The TRUE NORTH FINANCIAL CORPORATION, LLC is based in Palm Beach, Florida.

CFCC PARTNERS, LLC, based in Delray Beach, FL, is a firm of business and consulting professionals that deliver a hands-on approach, specializing in improving corporate financial and operations performance, executing corporate turnarounds, leading cost effective transactional advisory assignments and providing corporate investigation, litigation, consulting and forensic accounting services in urgent, high impact situations.

Forward Looking Disclaimer

This News Release contains forward-looking information that involves risks and uncertainties, including statements regarding the Company’s plans, objectives, expectations and intentions. Such statements include, without limitations, statements regarding the Company’s evaluations and pursuit of strategic alternatives. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated. The Company expressly disclaims any obligation or undertaking to reflect any change in the company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts

Waterhouse Public Relations
Missy Hale, 423-643-4977
mhale@waterhousepr.com